SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                September 6, 1996

                        SUPREME INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


             FLORIDA             0-21764               59-1162998
         State or other        (Commission          (IRS Employer
         jurisdiction of       File Number)       Identification No.)
         incorporation)

             7495 N.W. 48TH STREET, MIAMI, FLORIDA            33166
           (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (305) 592-2830




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  On September 6, 1996, Supreme International Corporation ("Supreme") consummated the acquisition of certain assets (the "Assets") of Munsingwear, Inc., a Delaware corporation ("Munsingwear"), related to Munsingwear's business of designing, sourcing, producing and distributing shirts and other apparel products to retailers and professional golf shops utilizing various trademarks and trade names (the "Business"). The acquisition was consummated pursuant to the terms of a May 22, 1996 Purchase and Sale Agreement (the "Agreement") between Supreme and Munsingwear, a 110 year-old men's apparel manufacturer. The Assets acquired by Supreme pursuant to the Agreement consisted primarily of trade names; customer lists and records; rights under license agreements; advertising materials; archives and disks; the name "Munsingwear"; business records; copyrights and sourcing rights.

                  The purchase price for the Assets was approximately $18.4 million (the "Purchase Price") which was paid in full at closing. The Purchase Price was determined as a result of negotiations between Supreme and Munsingwear. The acquisition was financed from borrowings under Supreme's existing revolving credit facility with NationsBank, N.A.

                  At closing, Supreme also entered into a license agreement with Munsingwear, which changed its name to Premium Wear, pursuant to which Supreme granted Munsingwear the right to use certain of the former Munsingwear trademarks in connection with Munsingwear's manufacture, marketing and sale of certain apparel products, including certain knit shirt products and pant products, through the advertising specialty incentive market, specialty distributor market and uniform market. The license expires with respect to knit shirt products on September 6, 2016, and with respect to pant products on September 6, 2001.

                  The foregoing summary of the acquisition is qualified in its entirety by reference to the Agreement, a copy of which is included as an exhibit to Supreme's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial statements of businesses acquired.

                  (b)      Pro-forma financial information.

                           Because it is impracticable at this time to supply
the financial statements and pro-forma financial information required by this Item, these materials will be filed on or before November 20, 1996, which date is no later than 60 days after the date on which this Form 8-K must be filed with the Commission.

                  (c)      Exhibits

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              1.       Purchase and Sale Agreement dated May 22, 1996 between
                       Supreme International Corporation and Munsingwear, Inc.*

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*      Incorporated by reference as Exhibit 10.24 to Supreme's Quarterly
       Report on Form 10-Q for the quarter ended April 30, 1996.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SUPREME INTERNATIONAL CORPORATION

                                              By:/S/ RICHARD L. DUNN
                                              _________________________________
                                                   Richard L. Dunn
                                                   Vice President, Finance
                                                   and Chief Financial Officer

Dated:  September 18, 1996



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